UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2012

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 4, 2012, Hovnanian Enterprises, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (collectively the “Common Stock Underwriters”), related to a public offering of 25,000,000 shares (the “Underwritten Shares”) of Class A Common Stock, par value $0.01 per share, of the Company at a price of $2.00 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Common Stock Underwriters an option to purchase up to 3,750,000 additional shares (the “Optional Shares” and, together with the Underwritten Shares, the “Shares”) to cover over-allotments, if any. The Company will use the net proceeds from the offering of the Underwritten Shares, along with cash on hand, to purchase approximately $15.3 million principal amount of the Company’s 6 1/4% Senior Notes due 2016, approximately $22.8 million principal amount of the Company’s 7 1/2% Senior Notes due 2016 and approximately $37.4 million principal amount of the Company’s 8 5/8% Senior Notes due 2017 in a private transaction.

The sale of the Shares is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-173365) (the “Registration Statement”) and the prospectus supplement, dated April 4, 2012, to the prospectus contained therein dated April 18, 2011.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2012, the Company issued a press release announcing the pricing of its offering of the Shares in a registered underwritten public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy the Shares in any jurisdiction in which such an offer or sale would be unlawful.

Item 8.01.	Other Events.

In connection with the offering of the Shares, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibit is filed with this Current Report on Form 8-K and is incorporated by reference herein and into the Registration Statement: the Underwriting Agreement (Exhibit 1.3 to this Current Report on Form 8-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.3	Underwriting Agreement dated April 4, 2012 among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

Exhibit 99.1	Press Release issued April 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

	By:	/s/ Michael Discafani
		Name:	Michael Discafani
Date: April 5, 2012		Title:	Vice President and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit
Exhibit 1.3	Underwriting Agreement dated April 4, 2012 among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

Exhibit 99.1	Press Release issued April 4, 2012.